Exhibit 99.33

2001-2

FIRST AMENDMENT TO PARTICIPATION AGREEMENT
[NW         ]

This FIRST AMENDMENT TO PARTICIPATION AGREEMENT [NW         ], dated as of [                   ], 2003, among NORTHWEST AIRLINES, INC., a Minnesota corporation (the “Owner”), NORTHWEST AIRLINES CORPORATION, a Delaware corporation (the “Guarantor”), U.S. BANK TRUST NATIONAL ASSOCIATION (as successor in interest to State Street Bank and Trust Company of Connecticut, National Association), a national banking association, not in its individual capacity except as otherwise expressly provided in any of the Operative Documents, but solely as trustee (in such capacity, the “Pass Through Trustee”) under each of the Pass Through Trust Agreements other than the Class C Pass Through Trust Agreement (as hereinafter defined), U.S. BANK NATIONAL ASSOCIATION (as successor in interest to State Street Bank and Trust Company), not in its individual capacity, but solely as subordination agent and trustee (in such capacity, the “Subordination Agent”) under the Intercreditor Agreement, U.S. BANK NATIONAL ASSOCIATION (as successor in interest to State Street Bank and Trust Company), a national banking association, (in its individual capacity, “U.S. Bank”) as Indenture Trustee under the Trust Indenture [NW         ] dated as of [                    ,        ] between the Indenture Trustee and the Owner (the “Trust Indenture”) (herein, in such latter capacity together with any successor indenture trustee, called the “Indenture Trustee”), and U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity except as otherwise expressly provided in any of the Operative Documents, but solely as trustee (the “Class C Pass Through Trustee”) under the Pass Through Trust Agreement, dated as of June 3, 1999, among the Guarantor, the Owner and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association), as supplemented by Trust Supplement No. 2003-1 among the Owner, the Guarantor and U.S. Bank Trust National Association (the “Class C Pass Through Trust Agreement”), to that certain Participation Agreement [NW         ], dated as of [                    ,        ] (the “Participation Agreement”), among the Owner, the Guarantor, U.S. Bank, the Pass Through Trustees as defined therein, the Subordination Agent and the Indenture Trustee (the “Amendment”);

Except as otherwise defined in this Amendment, the terms used herein in capitalized form have the meanings attributed thereto in the Participation Agreement as amended by Section 1 of this Amendment.

WITNESSETH:

WHEREAS, concurrently with the execution and delivery of this Amendment, the Owner and the Indenture Trustee are entering into an amendment to the Trust Indenture to provide for the issuance of Series C Secured Certificates on the terms provided therein; and

WHEREAS, U.S. Bank has succeeded to the interest of State Street Bank and Trust Company as Indenture Trustee under the Operative Documents and as Subordination Agent under the Operative Documents and the Intercreditor Agreement, and U.S. Bank Trust National Association has succeeded to the interest of State Street Bank and Trust Company of

Connecticut, National Association as Pass Through Trustee under each of the Operative Documents, the Intercreditor Agreement and each of the Pass Through Trust Agreements (other than the Class C Pass Through Trust Agreement);

WHEREAS, the parties hereto wish to amend the Participation Agreement in connection with the Owner’s issuance of Series C Secured Certificates and to add the Class C Pass Through Trustee as a party thereto.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1.  Amendment of Section 13 of the Participation Agreement.  The first sentence of Section 13(a) of the Participation Agreement shall be deleted and replaced in its entirety with the following:

“Except as otherwise defined in this Agreement, terms used herein in capitalized form shall have the meanings attributed thereto in Annex A to the Trust Indenture, as such Annex A is amended pursuant to Section 1 of Amendment No. 1 to Trust Indenture.”

SECTION 2.  Amendment of Schedule III to Participation Agreement.  Schedule III to the Participation Agreement is hereby amended in its entirety by replacing it with Schedule I hereto.

SECTION 3.  Class C Pass Through Trustee.

(a)          As of the date hereof, the Class C Pass Through Trustee hereby becomes a party to the Participation Agreement, as amended hereby, and makes each of the representations, warranties and covenants of a Pass Through Trustee and a Loan Participant contained in Section 8 of the Participation Agreement, as amended, other than the representations and warranties contained in Section 8(dd)(i), (iii), (iv) and (v).

(b)          The Class C Pass Through Trustee represents and warrants to the Owner, the Guarantor, the Indenture Trustee, the Subordination Agent and the Liquidity Providers, in its capacity as such and in its individual capacity, as follows:

(i)           the Class C Pass Through Trustee is a duly organized national banking association, validly existing and in good standing with the Comptroller of the Currency under the laws of the United States, has the full power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver the Class C Pass Through Trust Agreement, the Intercreditor Agreement, as amended, and the Participation Agreement, as amended hereby, and to perform its obligations under the Class C Pass Through Trust Agreement, the Intercreditor Agreement, as amended, and the Participation Agreement, as amended hereby, has its chief executive office located in Wilmington, Delaware and its address for notices is set forth below its name on the signature page hereto;

(ii)          none of the execution, delivery and performance by the Class C Pass Through Trustee of the Class C Pass Through Trust Agreement, the Intercreditor Agreement, as Amended, the Participation Agreement as amended hereby, or this Amendment, the acquisition by the Class C Pass Through Trustee of the Series C Secured Certificates, or the issuance of the pass through certificates pursuant to the Class C Pass Through Trust Agreement, contravenes any law, rule or regulation of the State of Delaware or any United States governmental authority or agency regulating the Class C Pass Through Trustee’s banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Class C Pass Through Trustee and does not contravene or result in any breach of, or constitute a default under, the Class C Pass Through Trustee’s articles of association or by-laws or any agreement or instrument to which the Class C Pass Through Trustee is a party or by which it or any of its properties may be bound;

(iii)        neither the execution and delivery by the Class C Pass Through Trustee of the Class C Pass Through Trust Agreement, the Intercreditor Agreement, as amended,  Participation Agreement as amended hereby, or this Amendment, nor the consummation by the Class C Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Delaware governmental authority or agency or any federal governmental authority or agency regulating the Class C Pass Through Trustee’s banking, trust or fiduciary powers; and

(iv)         there are no Taxes payable by the Pass Through Trustees imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Pass Through Trustees of the Participation Agreement, as amended hereby, this Amendment, the Pass Through Trust Agreements or the Intercreditor Agreement, as amended (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustees for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and there are no Taxes payable by the Pass Through Trustees imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by the Pass Through Trustees of any of the Secured Certificates (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustees for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and, assuming that for federal income tax purposes the trusts created by the Pass Through Trust Agreements will not be taxable as corporations, but rather, each will be characterized as a grantor trust under subpart E, Part I, of Subchapter J of the Code or as a partnership, such trusts will not be subject to any Taxes imposed by the State of Delaware or any political subdivision thereof.

(c)          The Class C Pass Through Trustee further hereby agrees to be bound by all of the terms, provisions, covenants, agreements and responsibilities applicable to a Pass Through Trustee contained in the Participation Agreement, as amended hereby (including, without limitation, those contained in Section 8 thereof).

SECTION 4.  U.S. Bank.

(a)          As of the date hereof, U.S. Bank hereby becomes a party to the Participation Agreement, as amended hereby, and makes each of the representations, warranties and covenants of State Street Bank and Trust Company (in its individual capacity) contained in Section 8 of the Participation Agreement, as amended, other than the representations, warranties and covenants set forth in Section 8(m)(i).

(b)          U.S. Bank represents, warrants and covenants, in its individual capacity, to the Owner, the Guarantor, the Pass Through Trustees, the Subordination Agent and the Liquidity Providers that (i) it is a duly organized national banking association, validly existing and in good standing with the Comptroller of the Currency under the laws of the United States, is a Citizen of the United States (without making use of any voting trust, voting powers agreement or similar arrangement), (ii) it will notify promptly all parties to the Participation Agreement, as amended hereby, if in its reasonable opinion its status as a Citizen of the United States (without making use of any voting trust, voting powers agreement or similar arrangement) is likely to change and will resign as Indenture Trustee as provided in Section 9.01 of the Trust Indenture promptly after it obtains actual knowledge that it has ceased to be such a Citizen of the United States (without making use of a voting trust, voting powers agreement or similar arrangement), and (iii) it has the full power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of the Participation Agreement, as amended hereby, the Trust Indenture, as amended, and each other Operative Document to which it is, or is to become, a party and to carry out its obligations under the Participation Agreement, as amended hereby, the Trust Indenture, as amended, each other Operative Document to which it is, or is to become, a party and to authenticate the Series C Secured Certificates.

SECTION 5.  Acknowledgement of Guarantor.  The Guarantor hereby acknowledges that from and after the date hereof, (a) the term “Secured Certificates” as used in the Guarantee includes the Series C Secured Certificates, and (b) the “Financial Obligations” guaranteed by the Guarantor under the Guarantee include the Owner’s payment obligations under the Series C Secured Certificates and under the Trust Indenture as amended as of the date hereof.  The Guarantor further acknowledges that the Class C Pass Through Trustee, from and after the date hereof, is a “Party” as defined in the Guarantee and is entitled to all of the benefits of the Guarantee as such.

SECTION 6.  Ratification.  Effective as of the date hereof, all references in the Participation Agreement to the “Participation Agreement” or the “Agreement” shall be deemed to refer to the Participation Agreement as amended by this Amendment, and the parties hereto confirm their respective obligations thereunder. Except as amended hereby, the Participation Agreement as heretofore supplemented continues and shall remain in full force and effect in all respects.

SECTION 7.  Counterparts.  This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 8.  Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.  Governing Law.  THIS AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

SECTION 10.  Miscellaneous.  No term or provision of this Amendment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by each of the parties hereto (or their respective permitted successors or assigns).  The section and paragraph headings in this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and -year first above written.

NORTHWEST AIRLINES, INC.,
Owner

By:
Name:
Title:

NORTHWEST AIRLINES CORPORATION,
Guarantor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
Indenture Trustee

By:
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee under each of the Pass Through Trust Agreements other than the Class C Pass Through Trust Agreement,

Pass Through Trustee

By:
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, except as otherwise provided herein, but solely as Class C Pass Through Trustee,
Class C Pass Through Trustee

By:
Name:
Title:

Address:	300 East Delaware Avenue,
8th Floor
Wilmington, DE 19809
Attn: Corporate Trust Department

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, except as otherwise provided herein, but solely as Subordination Agent
Subordination Agent

By:
Name:
Title:

SCHEDULE I
TO AMENDMENT NO. 1
TO PARTICIPATION AGREEMENT

SCHEDULE III
Pass Through Trust Agreements

1.                                               Pass Through Trust Agreement, dated as of June 3, 1999, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association), as supplemented by Trust Supplement No. 2001-2A, dated as of July 5, 2001 among Northwest Airlines, Inc., Northwest Airlines Corporation and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association).

2.                                               Pass Through Trust Agreement, dated as of June 3, 1999, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association), as supplemented by Trust Supplement No. 2001-2B, dated as of July 5, 2001 among Northwest Airlines, Inc., Northwest Airlines Corporation and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association).

3.                                               Pass Through Trust Agreement, dated as of June 3, 1999, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association), as supplemented by Trust Supplement No. 2003-1, dated as of [                 ], 2003 among Northwest Airlines, Inc., Northwest Airlines Corporation and U.S. Bank Trust National Association.